Gibraltar Exceeds Guidance with Strong Fourth-Quarter 2015 Financial Results
Q4 Adjusted EPS Increases YOY to $0.29 from $0.02; Sales Grow 40%
Full Year 2015 Revenues Up 21% to $1,041,000; Adjusted EPS Rose 132% to $1.09
Full-Year 2016 Guidance of $1.30 to $1.40 Adjusted EPS

Buffalo, New York, February 18, 2016 - Gibraltar Industries, Inc. (Nasdaq: ROCK), a leading manufacturer and distributor of building products for industrial, infrastructure and residential markets, today reported its financial results for the three- and twelve-month periods ended December 31, 2015. All financial metrics in this release reflect only the Company’s continuing operations unless otherwise noted.
Fourth-quarter Consolidated Results
Gibraltar’s net sales for the fourth quarter of 2015 increased 40 percent to $282.1 million, compared with $202.0 million in the fourth quarter of 2014. Adjusted net income was $9.1 million, or $0.29 per diluted share, compared with $0.7 million, or $0.02 per diluted share, in the fourth quarter of 2014. The adjusted fourth-quarter 2015 results exclude special items with an after-tax net charge totaling $8.8 million, or $0.28 per diluted share, resulting primarily from business restructuring under the 80/20 simplification initiative and intangible asset impairment. The adjusted fourth-quarter 2014 results excluded special items with an after-tax net charge totaling $96.4 million, or $3.10 per share, resulting primarily from non-cash intangible assets impairment. Including these items in the respective periods, the Company’s fourth-quarter 2015 GAAP net income was $0.2 million, or $0.01 per diluted share, compared with a net loss of $95.7 million, or $3.08 per share, in the fourth quarter of 2014.
Management Comments
“Our strong financial results for the fourth quarter are the direct result of the early success we are having in executing our value creation strategy,” said Chief Executive Officer Frank Heard. “Consolidated net sales were up 40 percent from the fourth quarter of 2014 due to our June 2015 acquisition of Rough Brothers Inc. (RBI), which continues to perform well on both the top and bottom lines.”
“In addition to pursuing acquisitions as a strategic accelerator, our value creation strategy includes a strong focus on operational improvement in areas such as overhead reduction, strategic pricing, facilities consolidation and increased efficiency across the business,” Heard said. “As a result of these initiatives, our fourth-quarter adjusted EPS grew by $0.27 per share, a substantial increase from the fourth quarter of 2014. Our base businesses provided an incremental $0.10 per share despite a decline in organic sales, with the balance of $0.17 per share coming from the accretive addition of RBI.”
Fourth-quarter Segment Results
Residential Products
Fourth-quarter 2015 net sales in Gibraltar’s Residential Products segment increased 2 percent to $107.2 million, compared with $105.4 million for the fourth quarter of 2014. Fourth-quarter 2015 adjusted operating margin doubled to 10.1 percent compared with the prior-year period. The segment’s adjusted operating margin reflected the benefit of higher volume, improved operational efficiencies and early contributions from the 80/20 simplification initiative.

Industrial and Infrastructure Products
Fourth-quarter 2015 net sales in Gibraltar’s Industrial & Infrastructure Products segment decreased 12 percent to $85.1 million, compared with $96.6 million for the fourth quarter of 2014. However, adjusted operating margin more than tripled to 7.9 percent as the combination of improved manufacturing efficiencies, tighter management of raw material costs, and initial benefits from 80/20 simplification helped offset the effect of the considerable revenue decrease. Sales in this segment reflected lower shipment volumes to industrial markets and a 2 percent decrease due to the effect of weaker foreign currencies in its Canadian and European operations. Fourth-quarter industrial demand was lower year-over-year as domestic energy and mining activity declined, in part due to the effects of reduced oil prices, and transportation infrastructure markets continued to be affected by the short-term governmental funding environment.
Renewable Energy and Conservation
This newly named segment contains the results of RBI, an acquisition the Company completed on June 9, 2015. RBI has established itself during the past six years as North America’s fastest-growing provider of solar racking solutions. RBI was accretive to the Company’s results, adding adjusted earnings of $0.17 per diluted share to the fourth quarter, on revenues of $89.8 million.
The fourth-quarter 2015 net sales of $89.8 million represent an increase of 51 percent, compared with $59.6 million for the fourth quarter of 2014. Fourth-quarter 2015 adjusted operating margin increased to 9.3 percent compared with 8.2 percent in the prior-year period. Sales growth in this segment reflected improved demand for RBI’s ground-mounted solar racking products. The segment’s adjusted operating margin was due to higher volume and improved operational efficiencies.
Business Outlook
“We begin 2016 fully focused on driving transformational change in our portfolio and in our financial results through the execution of our four-pillar strategy, which includes operational improvement, portfolio management, product innovation and acquisitions. In the near term, we are confident that Gibraltar will achieve the three key financial objectives we have set for 2016: increasing adjusted earnings, making more efficient use of our capital, and delivering higher shareholder returns than we did in 2015,” Heard concluded.
Gibraltar is providing its guidance for revenues and adjusted earnings for full year 2016. Gibraltar expects 2016 total revenues in the range of $1.06 billion to $1.08 billion, an increase of approximately 3% compared with $1.04 billion in 2015, led by continuing growth in sales of solar racking. The anticipated profit expansion from operational improvement initiatives plus a full year earnings of RBI are expected to result in adjusted earnings for 2016 in the range of $1.30 to $1.40 per diluted share, compared with $1.09 per diluted share in 2015. For the first quarter of 2016, revenues are expected to increase nearly 15 percent and adjusted EPS are expected between $0.12 and to $0.15, compared with $0.06 for the first quarter of 2015, benefiting from the accretive income from the RBI acquisition in June 2015 plus other profit improvement initiatives.
Fourth-quarter Conference Call Details
Gibraltar has scheduled a conference call today starting at 9:00 a.m. ET to review its results for the fourth quarter of 2015. Interested parties may access the call by dialing (877) 407-5790 or (201) 689-8328. The presentation slides that will be discussed in the conference call are expected to be available this morning, prior to the start of the call. The slides may be downloaded from the Gibraltar website: http://www.gibraltar1.com. A webcast replay of the conference call and a copy of the transcript will be available on the website following the call.

About Gibraltar
Gibraltar Industries is a leading manufacturer and distributor of building products for the industrial, infrastructure and residential markets. With a four-pillar strategy focused on operational improvement, product innovation, acquisitions and portfolio management, Gibraltar’s mission is to drive best-in-class performance. Gibraltar serves customers worldwide through facilities in the United States, Canada, England, Germany, China, and Japan. Comprehensive information about Gibraltar can be found on its website at http://www.gibraltar1.com.
Safe Harbor Statement
Information contained in this news release, other than historical information, contains forward-looking statements and is subject to a number of risk factors, uncertainties, and assumptions. Risk factors that could affect these statements include, but are not limited to, the following: the availability of raw materials and the effects of changing raw material prices on the Company’s results of operations; energy prices and usage; changing demand for the Company’s products and services; changes in the liquidity of the capital and credit markets; risks associated with the integration and performance of acquisitions; and changes in interest and tax rates. In addition, such forward-looking statements could also be affected by general industry and market conditions, as well as general economic and political conditions. The Company undertakes no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required by applicable law or regulation.
Non-GAAP Financial Data
To supplement Gibraltar’s consolidated financial statements presented on a GAAP basis, Gibraltar also presented certain adjusted financial data in this news release. Adjusted financial data excluded special charges consisting of gains / losses on sales of property, restructuring primarily associated with the 80/20 simplification initiative, acquisition-related items, intangible asset impairments, and senior leadership transition costs. These adjustments are shown in the non-GAAP reconciliation of adjusted operating results excluding special charges provided in the financial schedules that accompany this news release. The Company believes that the presentation of results excluding special charges provides meaningful supplemental data to investors, as well as management, that are indicative of the Company’s core operating results and facilitates comparison of operating results across reporting periods as well as comparison with other companies. Special charges are excluded since they may not be considered directly related to our ongoing business operations. These adjusted measures should not be viewed as a substitute for our GAAP results, and may be different than adjusted measures used by other companies.
Next Earnings Announcement
Gibraltar expects to release its financial results for the three month period ending March 31, 2016, on Friday, May 6, 2016, and hold its earnings conference call later that morning, starting at 9:00 a.m. ET.
Contact:
Kenneth Smith
Chief Financial Officer
716.826.6500 ext. 3217
kwsmith@gibraltar1.com

GIBRALTAR INDUSTRIES, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share data)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2015	2014	2015	2014
Net sales	$282,093	$201,994	$1,040,873	$862,087
Cost of sales	230,547	173,514	853,897	722,042
Gross profit	51,546	28,480	186,976	140,045
Selling, general, and administrative expense	42,163	24,325	134,028	102,492
Intangible asset impairment	4,863	107,970	4,863	107,970
Income (loss) from operations	4,520	(103,815)	48,085	(70,417)
Interest expense	3,614	3,433	15,003	14,421
Other expense (income)	220	84	(4,018)	(88)
Income (loss) before taxes	686	(107,332)	37,100	(84,750)
Provision for (benefit of) income taxes	466	(11,624)	13,624	(2,958)
Income (loss) from continuing operations	220	(95,708)	23,476	(81,792)
Discontinued operations:	—	—
Loss before taxes	—	—	(44)	(51)
Provision for (benefit of) income taxes	—	1	(16)	(19)
Loss from discontinued operations	—	(1)	(28)	(32)
Net income (loss)	$220	$(95,709)	$23,448	$(81,824)
Net earnings per share – Basic:
Income (loss) from continuing operations	$0.01	$(3.08)	$0.75	$(2.63)
Loss from discontinued operations	—	—	—	—
Net income (loss)	$0.01	$(3.08)	$0.75	$(2.63)
Weighted average shares outstanding – Basic	31,291	31,122	31,233	31,066
Net earnings per share – Diluted:
Income (loss) from continuing operations	$0.01	$(3.08)	$0.74	$(2.63)
Loss from discontinued operations	—	—	—	—
Net income (loss)	$0.01	$(3.08)	$0.74	$(2.63)
Weighted average shares outstanding – Diluted	31,738	31,122	31,545	31,066

GIBRALTAR INDUSTRIES, INC.
CONSOLIDATED BALANCE SHEETS
(in thousands, except per share data)

	December 31, 2015	December 31, 2014
Assets
Current assets:
Cash and cash equivalents	$68,858	$110,610
Accounts receivable, net	164,969	101,141
Inventories	107,058	128,743
Other current assets	10,537	19,937
Total current assets	351,422	360,431
Property, plant, and equipment, net	118,932	129,575
Goodwill	292,390	236,044
Acquired intangibles	123,013	82,215
Other assets	4,015	2,206
	$889,772	$810,471
Liabilities and Shareholders’ Equity
Current liabilities:
Accounts payable	$89,204	$81,246
Accrued expenses	67,605	52,439
Billings in excess of cost	28,186	—
Current maturities of long-term debt	400	400
Total current liabilities	185,395	134,085
Long-term debt	208,882	209,511
Deferred income taxes	42,654	49,772
Other non-current liabilities	42,755	29,874
Shareholders’ equity:
Preferred stock, $0.01 par value; authorized 10,000 shares; none outstanding	—	—
Common stock, $0.01 par value; authorized 50,000 shares; 31,779 and 31,342 shares issued in 2015 and 2014	317	313
Additional paid-in capital	253,458	247,232
Retained earnings	178,073	154,625
Accumulated other comprehensive loss	(15,416)	(9,551)
Cost of 484 and 429 common shares held in treasury in 2015 and 2014	(6,346)	(5,390)
Total shareholders’ equity	410,086	387,229
	$889,772	$810,471

GIBRALTAR INDUSTRIES, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)

	Twelve Months Ended
	December 31,
	2015	2014
Cash Flows from Operating Activities
Net income (loss)	$23,448	$(81,824)
Loss from discontinued operations	(28)	(32)
Income (loss) from continuing operations	23,476	(81,792)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	30,548	25,432
Intangible asset impairment	4,863	107,970
Stock compensation expense	3,891	3,150
Net (gain) loss on sale of assets	(6,431)	45
Restructuring charges (recoveries), non-cash	8,504	(455)
Benefit of deferred income taxes	(2,051)	(6,640)
Other, net	4,222	60
Changes in operating assets and liabilities, excluding the effects of acquisitions:
Accounts receivable	(17,215)	(14,323)
Inventories	22,271	(8,599)
Other current assets and other assets	759	(2,456)
Accounts payable	(5,157)	11,205
Accrued expenses and other non-current liabilities	19,004	(1,014)
Net cash provided by operating activities of continuing operations	86,684	32,583
Net cash used in operating activities of discontinued operations	—	(41)
Net cash provided by operating activities	86,684	32,542
Cash Flows from Investing Activities
Cash paid for acquisitions, net of cash acquired	(140,621)	—
Net proceeds from sale of property and equipment	26,500	5,992
Purchases of property, plant, and equipment	(12,373)	(23,291)
Other, net	1,154	277
Net cash used in investing activities	(125,340)	(17,022)
Cash Flows from Financing Activities
Proceeds from long-term debt	73,242	—
Long-term debt payments	(73,642)	(407)
Payment of debt issuance costs	(1,166)	(35)
Purchase of treasury stock at market prices	(956)	(575)
Net proceeds from issuance of common stock	1,801	595
Excess tax benefit from stock compensation	537	100
Net cash used in financing activities	(184)	(322)
Effect of exchange rate changes on cash	(2,912)	(1,627)
Net (decrease) increase in cash and cash equivalents	(41,752)	13,571
Cash and cash equivalents at beginning of year	110,610	97,039
Cash and cash equivalents at end of year	$68,858	$110,610

GIBRALTAR INDUSTRIES, INC.
Non-GAAP Reconciliation of Adjusted Statements of Operations
(in thousands, except per share data)
(Unaudited)

	Three Months Ended December 31, 2015
	As Reported In GAAP Statements	Acquisition Related Items	Restructuring Costs	Intangible Asset Impairment	Adjusted Statement of Operations
Net Sales
Residential Products	$107,194	$—	$—	$—	$107,194
Industrial & Infrastructure Products	85,403	—	—	—	85,403
Less Inter-Segment Sales	(303)	—	—	—	(303)
	85,100	—	—	—	85,100
Renewable Energy & Conservation	89,799	—	—	—	89,799
Consolidated sales	282,093	—	—	—	282,093

Income from operations
Residential Products	6,882	—	3,524	440	10,846
Industrial & Infrastructure Products	136	—	2,122	4,423	6,681
Renewable Energy & Conservation	6,643	1,714	—	—	8,357
Segment income	13,661	1,714	5,646	4,863	25,884
Unallocated corporate expense	(9,141)	53	1,272	—	(7,816)
Consolidated income from operations	4,520	1,767	6,918	4,863	18,068

Interest expense	3,614	—	—	—	3,614
Other expense	220	—	—	—	220
Income before income taxes	686	1,767	6,918	4,863	14,234
Provision for income taxes	466	664	2,620	1,434	5,184
Income from continuing operations	$220	$1,103	$4,298	$3,429	$9,050
Income from continuing operations per share – diluted	$0.01	$0.03	$0.14	$0.11	$0.29

Operating margin
Residential Products	6.4%	—%	3.3%	0.4%	10.1%
Industrial & Infrastructure Products	0.2%	—%	2.5%	5.2%	7.9%
Renewable Energy & Conservation	7.4%	1.9%	—%	—%	9.3%
Segments Margin	4.8%	0.6%	2.0%	1.7%	9.2%
Consolidated	1.6%	0.6%	2.4%	1.7%	6.4%

GIBRALTAR INDUSTRIES, INC.
Non-GAAP Reconciliation of Adjusted Statements of Operations
(in thousands, except per share data)
(Unaudited)

	Three Months Ended December 31, 2014
	As Reported In GAAP Statements	Acquisition Related Items	Intangible Asset Impairment	Restructuring Costs	Adjusted Statement of Operations
Net Sales
Residential Products	$105,432	$—	$—	$—	$105,432
Industrial & Infrastructure Products	96,819	—	—	—	96,819
Less Inter-Segment Sales	(257)	—	—	—	(257)
	96,562	—	—	—	96,562
Consolidated sales	201,994	—	—	—	201,994

(Loss) income from operations
Residential Products	(10,324)	—	15,435	120	5,231
Industrial & Infrastructure Products	(90,361)	—	92,535	285	2,459
Segment (loss) income	(100,685)	—	107,970	405	7,690
Unallocated corporate expense	(3,130)	(73)	—	—	(3,203)
Consolidated (loss) income from operations	(103,815)	(73)	107,970	405	4,487

Interest expense	3,433	—	—	—	3,433
Other expense	84	—	—	—	84
(Loss) income before income taxes	(107,332)	(73)	107,970	405	970
(Benefit of) provision for income taxes	(11,624)	(26)	11,811	111	272
(Loss) income from continuing operations	$(95,708)	$(47)	$96,159	$294	$698
(Loss) income from continuing operations per share – diluted	$(3.08)	$—	$3.09	$0.01	$0.02

Operating margin
Residential Products	(9.8)%	—%	14.6%	0.1%	5.0%
Industrial & Infrastructure Products	(93.6)%	—%	95.8%	0.3%	2.5%
Segments Margin	(49.8)%	—%	53.5%	0.2%	3.8%
Consolidated	(51.4)%	—%	53.5%	0.2%	2.2%

GIBRALTAR INDUSTRIES, INC.
Non-GAAP Reconciliation of Adjusted Statements of Operations
(in thousands, except per share data)
(Unaudited)

	Twelve Months Ended December 31, 2015
	As Reported In GAAP Statements	Acquisition Related Items	Restructuring Costs	Intangible Asset Impairment	Gain on Sale of Facility	Adjusted Statement of Operations
Net Sales
Residential Products	$475,653	$—	$—	$—	$—	$475,653
Industrial & Infrastructure Products	378,224	—	—	—	—	378,224
Less Inter-Segment Sales	(1,536)	—	—	—	—	(1,536)
	376,688	—	—	—	—	376,688
Renewable Energy & Conservation	188,532	—	—	—	—	188,532
Consolidated sales	1,040,873	—	—	—	—	1,040,873

Income from operations
Residential Products	46,804	—	7,751	440	(6,799)	48,196
Industrial & Infrastructure Products	15,581	—	2,553	4,423	—	22,557
Renewable Energy & Conservation	12,659	5,362	—	—	—	18,021
Segment income	75,044	5,362	10,304	4,863	(6,799)	88,774
Unallocated corporate expense	(26,959)	732	2,523	—		(23,704)
Consolidated income from operations	48,085	6,094	12,827	4,863	(6,799)	65,070

Interest expense	15,003	—	—	—	—	15,003
Other income	(4,018)	—	—	—	—	(4,018)
Income before income taxes	37,100	6,094	12,827	4,863	(6,799)	54,085
Provision for income taxes	13,624	2,302	4,858	1,434	(2,526)	19,692
Income from continuing operations	$23,476	$3,792	$7,969	$3,429	$(4,273)	$34,393
Income from continuing operations per share – diluted	$0.74	$0.12	$0.26	$0.11	$(0.14)	$1.09

Operating margin
Residential Products	9.8%	—%	1.6%	0.1%	(1.4)%	10.1%
Industrial & Infrastructure Products	4.1%	—%	0.7%	1.2%	—%	6.0%
Renewable Energy & Conservation	6.7%	2.8%	—%	—%	—%	9.6%
Segments Margin	7.2%	0.5%	1.0%	0.5%	(0.7)%	8.5%
Consolidated	4.6%	0.6%	1.2%	0.5%	(0.7)%	6.3%

GIBRALTAR INDUSTRIES, INC.
Non-GAAP Reconciliation of Adjusted Statements of Operations
(in thousands, except per share data)
(Unaudited)

	Twelve Months Ended December 31, 2014
	As Reported In GAAP Statements	Acquisition Related Items	Intangible Asset Impairment	Restructuring Costs	Adjusted Statement of Operations
Net Sales
Residential Products	$431,915	$—	$—	$—	$431,915
Industrial & Infrastructure Products	431,432	—	—	—	431,432
Less Inter-Segment Sales	(1,260)	—	—	—	(1,260)
	430,172	—	—	—	430,172
Consolidated sales	862,087	—	—	—	862,087

Income (loss) from operations
Residential Products	16,416	206	15,435	752	32,809
Industrial & Infrastructure Products	(74,634)	—	92,535	919	18,820
Segment (loss) income	(58,218)	206	107,970	1,671	51,629
Unallocated corporate expense	(12,199)	(1,594)	—	—	(13,793)
Consolidated (loss) income from operations	(70,417)	(1,388)	107,970	1,671	37,836

Interest expense	14,421	—	—	—	14,421
Other income	(88)	—	—	—	(88)
(Loss) income before income taxes	(84,750)	(1,388)	107,970	1,671	23,503
(Benefit of) provision for income taxes	(2,958)	(510)	11,811	593	8,936
(Loss) income from continuing operations	$(81,792)	$(878)	$96,159	$1,078	$14,567
(Loss) income from continuing operations per share – diluted	$(2.63)	$(0.02)	$3.09	$0.03	$0.47

Operating margin
Residential Products	3.8%	—%	3.6%	0.2%	7.6%
Industrial & Infrastructure Products	(17.3)%	—%	21.5%	0.2%	4.4%
Segments Margin	(6.8)%	—%	12.5%	0.2%	6.0%
Consolidated	(8.2)%	(0.2)%	12.5%	0.2%	4.4%